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                                  Exhibit 10(d)


         First Amendment to The Scotts Company Retirement Savings Plan



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                               FIRST AMENDMENT TO
                               THE SCOTTS COMPANY
                             RETIREMENT SAVINGS PLAN

         WHEREAS, The Scotts Company (the "Company") sponsors The Scotts Company Retirement Savings Plan (the "Plan"); and

         WHEREAS, associates in the Scotts, Scotts-Miracle-Gro, Scotts-Sierra, Hyponex, and Republic divisions of the Company are eligible to participate in the Plan; and

         WHEREAS, the Company does not want the associates of businesses which may be acquired by the Company to automatically become eligible for participation in the Plan;

         NOW, THEREFORE, effective as of January 1, 1998, the definition of "Employee" in Section of 1 of the Plan shall be amended to provide as follows:

         "EMPLOYEE" means any person working with the Scotts, Scotts-Miracle-Gro, ScottsSierra, Hyponex, or Republic products lines, or in corporate management and administration. Notwithstanding the foregoing, the term "Employee" shall exclude any individual: (a) working primarily with any other product line or in any other division (including the Emerald Green division);
(b) who is a student intern; (c) whose terms and conditions of employment are determined by collective bargaining with a third party, with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment; (d) who is a nonresident alien described in Section 410(b)(3)(C) of the Code; (e) who is a Leased Employee; (f) who provides services to the Employer as a consultant pursuant to the terms of a written agreement between the Employer and such individual; (g) who is employed by an entity other than the Employer who, pursuant to a written agreement between such employing entity and the Employer, provides services to the Employer; or (h) who provides services to the Employer and is treated, for all employment purposes, as an independent contractor by the Employer. To the extent that any regulatory authority, including, but not limited to, the Internal Revenue Service, determines that any individual described in (e) through (h) of the preceding sentence is a common law employee of the Employer, such individual shall nevertheless be excluded from the definition of the term "Employee" under this Plan.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 26th day of January, 1998.

                                            THE SCOTTS COMPANY

                                            By: /s/ Rosemary Smith
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                                               Rosemary Smith
                                                Vice President-Human Resources